Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-106616 of Mandalay Resort Group on Form S-3 of our report dated March 6, 2003 (except for Note 18, as to which the date is April 2, 2003) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Mandalay Resort Group's adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of FASB Statement No. 133," and No. 142, "Goodwill and Other Intangible Assets"), appearing in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
January 8, 2004